Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), dated March 23, 2012, is made by and between LifeVantage Corporation, a Colorado corporation (the “Company”), and Douglas C. Robinson (“Robinson”), with respect to the following facts:

A. The Company and Robinson are parties to that certain Employment Agreement having an effective date of March 15, 2011 (the “Employment Agreement”).

B. The Company and Robinson desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Amendment, and intending to be legally bound, the Company and Robinson agree as follows:

1. Company Address. Any reference to the Company’s address contained in the Employment Agreement shall be deleted in its entirety and replaced with the following: 9815 S. Monroe Street, Suite 100, Sandy, UT 84070.

2. Base Salary. Section 3(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following, which shall have effect beginning as of March 21, 2012:

“(a) Base Salary. During your employment as PCEO and while this Agreement is in effect, will be paid an annual base salary of $477,100 (the “Base Salary”) for your services as PCEO, payable in the time and manner that the Company customarily pays its employees.”

3. Bonuses. Section 3(b) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“(b) Bonuses. During your employment as PCEO and while this Agreement is in effect, you will be eligible to participate in any bonus programs as set forth by the Board. Commencing with the Company’s Fiscal Year 2012 which ends on June 30, 2012, during each Company fiscal year you will be eligible to earn an annual cash bonus based on performance objectives established by the Board with input from you. Your annual target cash bonus amount will be equal to 50% of the Base Salary that was paid to you during the applicable fiscal year. The actual amount of the annual bonus paid to you, if any, shall be determined by the Board in its sole discretion and may be more or less than the target amount. Any such bonus shall be paid to you during the first three months of the fiscal year that follows the applicable performance fiscal year. The bonus will be deemed to have been earned on the date of payment of such bonus and you must remain an employee of the Company through the date of payment in order to receive the bonus. In addition to the foregoing, you will be eligible to receive the following transition bonus payments conditioned on you continuously remaining employed by the Company through the applicable payment date.

Bonus Amount	Payment Date
$101,250	Effective Date
$ 67,500	July 31, 2011
$ 33,750	September 30, 2011
$ 33,750	March 30, 2012
$ 33,750	October 1, 2012

$270,000

4. Effect on Employment Agreement. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Employment Agreement shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Employment Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

5. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the parties.

6. Counterparts. This Amendment may be executed in multiple counterparts and may be delivered by facsimile transmission or by electronic mail in portable document format (“PDF”) or other means intended to preserve the original graphic content of the signature. Each such facsimile or PDF counterpart shall constitute an original, and all of which, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

LifeVantage Corporation

By:	/s/ Elwood Spedden
Name: Elwood Spedden
Title: Chairman

/s/ Douglas C. Robinson
Douglas C. Robinson

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